Exhibit 24.1

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Albright and Bruce W. Teeters, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, for him or her in any and all capacities, to sign the Registration Statement of Consolidated-Tomoka Land Co. on Form S-8 under the Securities Act of 1933, as amended, with respect to the reoffer and resale of restricted shares of Consolidated-Tomoka Land Co.’s common stock granted to John P. Albright pursuant to the Consolidated-Tomoka Land Co. Restricted Share Award Agreement, dated as of August 1, 2011, between Consolidated-Tomoka Land Co. and John P. Albright, and any and all amendments including post-effective amendments, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming that each such attorney-in-fact or agent or his substitute, may do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John J. Allen	Director	July 27, 2011
John J. Allen

/s/ William H. Davison	Director	July 27, 2011
William H. Davison

/s/ Gerald L. DeGood	Director	July 27, 2011
Gerald L. DeGood

/s/ Jeffry B. Fuqua	Chairman of the Board, Director	July 27, 2011
Jeffry B. Fuqua

/s/ William L. Olivari	Director	July 27, 2011
William L. Olivari

/s/ Howard C. Serkin	Director	July 27, 2011
Howard C. Serkin

/s/ Linda Loomis Shelley	Director	July 25, 2011
Linda Loomis Shelley

/s/ A. Chester Skinner, III	Director	July 27, 2011
A. Chester Skinner, III

/s/ William J. Voges	Director	July 27, 2011
William J. Voges

/s/ Thomas P. Warlow, III	Director	July 27, 2011
Thomas P. Warlow, III